Exhibit 10.29

Ceridian

Effective 7/08	EMPLOYEE RELOCATION POLICY

Intent	Ceridian will provide financial and other assistance to employees who are required to relocate for a specific business need.

Eligibility	Contact your Human Resource Consultant for eligibility guidelines.

Practice

•        When relocation is approved, managers may offer one of several relocation assistance packages. These packages vary according to eligibility requirements. Ceridian contracts with an outside vendor to provide these services.

•        Managers are responsible for obtaining the necessary approvals and communicating the appropriate relocation assistance package to the recruiter or employee.

•        Relocation assistance packages are not intended to cover every expense associated with relocation. Therefore, the employee may experience some personal financial loss as a result of the relocation.

•        If an employee terminates for any reason (other than work force reduction), within 12 months from the new job start date, the employee is obligated to remit to the company all or part of those relocation moneys received as reimbursement within the 12 month period. Remittance is required in the amount of one-twelfth for each of the twelve or fewer months remaining after termination in the first year of the new job. For example, an employee who terminates six months from the new job start date is forgiven six twelfths or one-half of all relocation costs incurred, but is required to remit the balance. The employee agrees that any balance owed to the company will be withheld from their wages, commissions, PDO balance or any other amount due the employee if it is not paid immediately before termination by the employee.

•        Employees are responsible for ensuring expenditures are reasonable and customary. Ceridian reserves the right to deny reimbursement for expenses that are not considered reasonable and customary.

Human Resources reserves the right to modify this policy as dictated by business needs.

Process

•        Management obtains written relocation approval via e-mail from senior management and forwards approval to Human Resources Consultant and recruiter.

•        After receiving approval, management or recruiter communicates relocation policy to relocating employee.

•        Recruiter provides manager with Relocation Authorization Form and employee with Relocation Acknowledgment Form for completion and contacts Ceridian Relocation Administrator to initiate the relocation process.

•        Employee and manager return completed forms to recruiter who submits them to Relocation Administrator.

•        Staffing Coordinator, designated relocation contact, submits authorizations to MSI (third party vendor), who will contact the employee directly to discuss their relocation.

Reference	Staffing Process Relocation Authorization Forms

2008 RELOCATION ELIGIBILITY GUIDELINES

	Tier 1 Sr. VP E VPs	Tier 2 VP’s Sr. Managers DVP’s, RVP’s Sr. Professional Directors	Tier 3 Managers Professional	Tier 4 Exempt
1. Miscellaneous Allowance	1 Month Salary	1 Month Salary ($6k max) VP (no cap)	1 Month Salary ($6k max)	1 Month Salary ($6k max)

2. Household Goods Shipped	Yes	Yes	Yes	No *

3. Guaranteed Home Buyout/Home Sale Assistance	Yes (renter—no)	No (renter—no)	No (renter—no)	No

4. Home Sale Closing Costs	No (covered under # 3)	Yes	No (renter—no)	No

5.**TravelEnroute Expense Reimbursement	Yes ($1,500 max)	Yes ($1,500 max)	Yes ($1,500 max)	No

6. Home Purchase Assistance—Closing Costs	Yes (renter—no)	Yes (renter—no)	No	No

7. Pre-Marketing Assistance	Yes (renter—no)	Yes (renter—no)	No	No

8. Lease Termination Fee	No (renter—yes)	No (renter—yes)	No (renter—yes)	No

9. Tax Assistance	Yes	Yes	Yes	Yes

10. House Hunting Trip	Yes—4 day/3 nights (VP & above)	No	No	No

11. Temporary Living	Yes— up to 30 days	Yes—up to 60 days	No	No

*	MSI offers access to a variety of programs and services to employees for benefits not covered by Ceridian’s relocation policy. Discuss with your MSI relocation counselor or go online to www.mymobilitycenter.com

**	This expense will be reimbursed separately from the miscellaneous allowance as these expenses are considered tax exempt by IRS regulations. Receipts required.

To ensure that employees receive all relocation benefits, it is very important that the employee consults with the MSI Relocation Coordinator before contacting a real estate agent. Failure to do this could result in lost benefits to the employee.

Revised 07/08